Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 our report dated March 30, 2006 (March 28, 2007 as to the effects of the restatements described in Note 11) relating to the financial statements as of December 31, 2005 and the year then ended, included herein. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Malone & Bailey, PC
Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

October 5, 2007